Exhibit 99.1

NEOGENOMICS, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

NeoGenomics Reports Revenue of $67.8 Million on 18.7% Clinical Volume Growth and $10.5 Million of Adjusted EBITDA in the Fourth Quarter of 2017

Gross Margin Improvement to 48.9%

Ft. Myers, Florida – February 21, 2018 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today reported its results for the fourth quarter and full year 2017.

Fourth Quarter 2017 Highlights:

•	18.7% increase in clinical genetic testing volume(1)
•	12.1% increase in consolidated revenue to $67.8 million
•	10.9% reduction in average cost per clinical genetic test(1)
•	Improvement in Gross Margin to 48.9% from 45.1% in Q4 16
•	GAAP EPS of $0.03 per share and non-GAAP Adj. Diluted EPS(2) of $0.05 per share

Full Year 2017 Highlights:

•	16.7% increase in clinical genetic testing volume(1)
•	6.0% increase in consolidated revenue to $258.6 million
•	11.3% reduction in average cost per clinical genetic test(1)
•	Improvement in Gross Margin to 46.5% from 45.2% in 2016
•	GAAP EPS of ($0.14) per share and non-GAAP Adj. Diluted EPS(2) of $0.13 per share

Consolidated revenues for the fourth quarter of 2017 were $67.8 million, an increase of 12% over the same period in 2016.  After adjusting 2016 results for the divestiture of PathLogic, revenue growth was 15%.  Clinical genetic test volume(1) increased by almost 19% year over year.  Average revenue per clinical genetic test (“Revenue per Test”) decreased by 8% to $338, primarily due to changes in test mix and reduced reimbursement levels for certain molecular tests.

Consolidated gross profit improved by $5.9 million, or 22%, compared to the fourth quarter of 2016 and consolidated gross margin improved by 380 basis points to 48.9%.  Gross margin improvement was driven by productivity gains and cost efficiencies which resulted in an 11% reduction in average cost-of-goods-sold per clinical genetic test (“Cost per Test”), and margin expansion in the Pharma Services business as a result of better leverage of payroll expenses.

Consolidated operating expenses decreased by $1.5 million, or 5%, from the prior year, primarily because fourth quarter 2016 results included a $3.5 million non-cash impairment charge related to certain intangible assets.

Interest expense for the quarter decreased by $4.1 million, or 75%, from the prior year, because fourth quarter 2016 results included a $3.9 million one-time expense associated with refinancing the Company’s bank debt at significantly lower interest rates.

Net income in Quarter 4 was $5.0 million compared to a net loss of ($6.2) million in the prior year’s fourth quarter.  Included in this year’s results was a one-time $3.1 million gain in connection with the Tax Cuts and Jobs Act that was signed into law in December.  GAAP earnings per share available to common stockholders, after deducting non-cash preferred stock charges, was $0.03 in Quarter 4 compared to a loss of ($0.18) per share in the prior year’s fourth quarter.

Adjusted EBITDA(2) was $10.5 million in Quarter 4, a 29% improvement from the prior year.  Adjusted Net Income(2) was $4.4 million compared to $4.4 million in the prior year.  Adjusted Diluted EPS(2) was $0.05 per share compared to $0.05 in the prior year.

Accounts receivable ended Quarter 4 at $60.4 million, a decrease of $2.3 million from the end of Quarter 3 and the lowest level of 2017.  Days Sales Outstanding (“DSO”) improved to 82 days, with the Clinical Division DSO at 78 days.

Douglas M. VanOort, the Company’s Chairman and CEO, commented, “We are very pleased with the record revenue and Adjusted EBITDA reported in Quarter 4.  Clinical test volume growth was exceptionally strong, and cost and productivity gains drove a significant increase in our gross margin.  Bad Debt expense remained high, although cash collections were excellent and accounts receivable balances are in the best shape since 2016.  Service levels continue to be excellent, and our Clinical Division Sales teams have healthy pipelines of new accounts.”

Mr. VanOort concluded, “We are particularly pleased with the excellent results of our Pharma Services Division.  Revenue grew 69% year over year to $8.7 million, and we signed a record $18 million of net new contracts in the quarter.  We ended 2017 with a $67 million backlog of contracted revenue, an 81% increase over the prior year.  These increases continue to be driven by immuno-oncology related work, including our proprietary MultiOmyx testing platform as well as growth in molecular testing.  We are pleased to have opened our new European lab facility in Rolle, Switzerland in November, and Pharma sponsors are expressing strong interest in our expanded capabilities.”

2018 Financial Outlook:

NeoGenomics also issued 2018 guidance today. The Company expects consolidated revenue to be in the range of $260 to $272 million, including the adoption of ASC 606 (which equates to a range of $275 million to $288 million prior to the application of ASC 606) and GAAP Diluted EPS to be a loss of ($0.13) to ($0.08) per share. The Company expects Adjusted EBITDA(2) to be in the range of $39 to $43 million and Adjusted Diluted EPS(2) to be $0.15 - $0.20 per share.

The Company would also like to remind investors that there can be significant quarterly variance in its Pharma Services revenue and currently anticipates Pharma Services revenue and gross margin will be lower in the first quarter of 2018 than in the fourth quarter of 2017.

Please also refer to the tables reconciling forecasted Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA to their closest GAAP equivalents in the section of this report entitled “Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures.”

The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.

____________________

(1)	Clinical genetic tests exclude tests performed for Pharma Services customers and tests performed by PathLogic.

(2)

NeoGenomics has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS.  Each of these measures is defined in the section of this report entitled “Non-GAAP Financial Measures,” and the basis for using these measures is explained in the section entitled “Basis for Non-GAAP Adjustments.”  See also the tables reconciling such measures to their closest GAAP equivalent.

Conference Call

The Company has scheduled a web-cast and conference call to discuss their fourth quarter and full year results on Wednesday, February 21, 2018 at 10:00 AM EDT.  Interested investors should dial (877) 407-8035 (domestic) and (201) 689-8035 (international) at least five minutes prior to the call.  A replay of the conference call will be available until 10:00 PM on March 7, 2018 and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID Number is 24069.  The web-cast may be accessed under the Investor Relations section of our website at www.neogenomics.com or http://www.investorcalendar.com/event/24069.  An archive of the web-cast will be available until 10:00 PM on May 21, 2018.

About NeoGenomics, Inc.

NeoGenomics, Inc. specializes in cancer genetics testing and information services.  The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer.  The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CLIA certified laboratories in Aliso Viejo and Fresno, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee and Rolle, Switzerland.  NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States. For additional information about NeoGenomics, visit http://neogenomics.com/.

Forward Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the “Full-Year 2018 Financial Outlook”.  These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, integrate its acquisition of the Clarient business, and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-K filed with the SEC on March 14, 2017.  As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC.  In addition, it is the Company’s practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.

Steven C. Jones

Executive Vice President & Dir. of Investor Relations

(239) 325-2001

sjones@neogenomics.com

NeoGenomics, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

ASSETS	December 31, 2017	December 31, 2016
Cash and cash equivalents	$12,821	$12,525
Accounts receivable (net of allowance for doubtful accounts of $13,700 and $13,699, respectively)	60,427	55,512
Inventory	7,474	6,253
Other current assets	4,241	4,535
Total current assets	84,963	78,825

Property and equipment (net of accumulated depreciation of $40,530 and $27,102, respectively)	36,504	34,036
Intangible assets, net	74,165	77,064
Goodwill	147,019	147,019
Other assets	689	174
TOTAL ASSETS	$343,340	$337,118

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$26,076	$29,380
Short-term portion of capital leases and debt	8,989	8,733
Total current liabilities	35,065	38,113

Long-term Liabilities:
Long-term portion of capital leases and senior debt	96,435	97,436
Deferred income tax liability, net	6,307	14,973
Total long-term liabilities	102,742	112,409

TOTAL LIABILITIES	137,807	150,522

Series A Redeemable Convertible Preferred Stock	32,615	22,873
Stockholders' equity	172,918	163,723
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$343,340	$337,118

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Net Revenue
Clinical testing	$59,079	$55,341	$231,748	$222,015
Pharma Services	8,713	5,149	26,863	22,068
Total Revenue	67,792	60,490	258,611	244,083

Cost of revenue	34,660	33,232	138,295	133,704
Gross Profit	33,132	27,258	120,316	110,379

Operating expenses:
General and administrative	22,012	19,974	88,755	75,782
Research and development	556	930	3,636	4,649
Sales and marketing	6,077	5,825	24,543	23,910
Impairment charges	-	3,464	-	3,464
Total operating expenses	28,645	30,193	116,934	107,805
Income (Loss) From Operations	4,487	(2,935)	3,382	2,574

Interest expense & debt termination fees, net	1,368	5,489	5,540	9,998
Other expense	264	-	1,323	-
Income (loss) before taxes	2,855	(8,424)	(3,481)	(7,424)
Income tax (benefit)	(2,096)	(2,201)	(2,635)	(1,701)
Net Income (Loss)	4,951	(6,223)	(846)	(5,723)

Deemed dividends on preferred stock	911	12,491	3,645	18,011
Amortization of preferred stock beneficial conversion feature	1,780	(4,517)	6,902	6,663
Net Income (Loss) Attributable to Common Stockholders	$2,260	$(14,197)	$(11,393)	$(30,397)

Income (Loss) per Common Share:
Basic	$0.03	$(0.18)	$(0.14)	$(0.39)
Diluted	$0.03	$(0.18)	$(0.14)	$(0.39)

Weighted Average Shares Used in Computation of Earnings per Common Share:
Basic	86,676	78,490	79,426	77,542
Diluted	88,611	78,490	79,426	77,542

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	For the Year ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2017	2016
Net (Loss)	$(846)	$(5,723)
Adjs. to reconcile net (loss) to net cash provided by operating activities:
Depreciation	15,596	15,937
Loss on impairment/sale of assets	253	3,464
Loss on sale of business	1,058	-
Amortization of debt issue costs	440	4,596
Amortization of intangible assets	6,995	7,272
Non-cash, stock-based compensation	6,441	5,438
Provision for bad debts	18,649	11,856
Changes in assets and liabilities, net	(30,549)	(21,363)
NET CASH PROVIDED BY OPERATING ACTIVITIES	18,037	21,477

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(13,690)	(7,536)
Acquisition related assets (net of cash acquired)	-	1,035
NET CASH USED IN INVESTING ACTIVITIES	(13,690)	(6,501)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from revolving credit facility, net	2,496	12,856
Proceeds from advance on term loan, net	-	75,000
Repayments of term loan	(3,753)	(55,000)
Redemption of preferred stock	-	(55,000)
Repayment of capital lease obligations, loans	(5,424)	(5,293)
Payments of debt issue costs	-	(2,202)
Issuance of common stock	2,804	4,031
Payments of equity issue costs	(218)	(263)
NET CASH USED IN FINANCING ACTIVITIES	(4,095)	(25,871)
Effects of foreign exchange rate changes on cash and cash equivalents	44	-
NET DECREASE IN CASH AND CASH EQUIVALENTS	296	(10,895)

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	12,525	23,420
CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$12,821	$12,525

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$5,155	$5,423
Income taxes paid	$284	$290

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING INFORMATION:
Equipment acquired under capital lease obligations	$5,728	$6,057
Fair value of restricted stock issued to fund purchase of customer list	$4,095	$-

Use of non-GAAP Financial Measures

The Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures.  Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of core operating results across reporting periods.  Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management.  The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company’s financial results presented in accordance with GAAP.  There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company’s recorded costs against its net revenue.  In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non – GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and if applicable in a reporting period (v) acquisition-related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

Non – GAAP Adjusted Net Income

“Adjusted Net Income” is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, (iii) non-cash deemed dividends on preferred stock, (iv) non-cash amortization of preferred stock beneficial conversion feature, and if applicable in a reporting period (v) acquisition related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by NeoGenomics as Adjusted Net Income divided by Adjusted Diluted Shares outstanding.  Adjusted Diluted Shares outstanding is the sum of Diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.  In addition, if GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Basis for Non-GAAP Adjustments

NeoGenomics basis for excluding certain expenses (income) from GAAP financial measures, are outlined below:

•

Moving expenses – These expenses include costs associated with the move of our Irvine, California facility into our Aliso Viejo facility and restoring the Irvine facility back to its original condition at the end of the lease term.  We are adjusting for these costs in Adjusted EBITDA as the move was the direct result of the Clarient acquisition and will not be an annually recurring item.  Without adjusting for these expenses, the Company believes it would be difficult to compare financial results from operations across reporting periods on a consistent basis.

•

Amortization of intangible assets –The intangible assets that give rise to this amortization expense relate to acquisitions, and the amounts allocated to such intangible assets and the terms of amortization vary by acquisition and type of asset.  NeoGenomics excludes these items to provide a consistent basis for comparing operating results across reporting periods, pre and post-acquisition.

•

Non-cash, stock-based compensation expenses – Because many of the company’s full-time physicians reside in California, state regulations against the corporate practice of medicine require us to retain their professional service corporations rather than hire them as employees.   GAAP provides that variable stock-based compensation treatment be applied for non-employee service providers. This variable accounting treatment can cause significant fluctuations in quarterly expense based on changes in the Company’s stock price from one quarter to the next and result in large positive or negative impacts to total operating expenses.  Without adjusting for these non-cash expenses, the Company believes it would be difficult to compare financial results from core operations across reporting periods on a consistent basis.

•

Loss on sale of business – The impact of disposals of assets or businesses have been excluded as these losses represent infrequent transactions that impact the comparability between operating periods. We believe the adjustment of these losses supplements the GAAP information by providing a measure that may be used to assess the sustainability of our operating performance.

•

Deemed dividends on preferred stock – GAAP accounting for the unique structure of the Series A Redeemable Preferred Stock requires the Company to assume that such preferred stock will be outstanding for its entire ten-year term.   In addition, GAAP requires that the escalating preferred dividend rate over time be accelerated for accounting purposes and amortized on a straight-line basis over the ten-year life of the instrument, irrespective of the minimal contractual requirements for “paid in kind” stock dividends in the early years.  Since such implied dividends are not paid in cash, and since the Company believes that such preferred stock will be redeemed within the first three years it is outstanding, before any significant dividends have accrued under the contractual terms, the Company believes these non-cash expenses are not meaningful in evaluating the operating performance of the Company and it would be misleading to not adjust for such expenses across reporting periods.

•

Tax Benefit – The statement of operations includes a one-time tax benefit specifically related to the passing of the Tax Cut and Jobs Act, which was signed into law in December 2017.  The Company has excluded the one-time impact of this law in the calculation of adjusted net income as it is non-recurring.

•

Amortization of preferred stock beneficial conversion feature – This non-cash expense is also a direct result of the complex GAAP accounting requirements for our Series A Redeemable Preferred Stock.  The Company believes this expense is not meaningful in evaluating the operating performance of the Company, distorts comparisons across reporting periods, and that it would be misleading to not adjust for such expenses across reporting periods.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA

(Unaudited, in thousands)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Net Income (Loss) (GAAP)	$4,951	$(6,223)	$(846)	$(5,723)
Adjustments to Net Income (Loss):
Interest expense	1,368	1,541	5,540	6,050
Income tax (benefit)	(2,096)	(2,201)	(2,635)	(1,701)
Amortization of intangibles	1,794	1,818	6,995	7,272
Depreciation	3,856	4,387	15,596	15,937
EBITDA	9,873	(678)	24,650	21,835
Further Adjustments to EBITDA:
Facility moving expenses and other adjustments	-	-	620	-
Loss on sale of business	-	-	1,058	-
Amortization of issuance costs and prepayment fees upon early termination of debt	-	3,948	-	3,948
Impairment charges	-	3,464	-	3,464
Non-cash, stock-based compensation	629	1,415	6,441	5,438
Adjusted EBITDA (non-GAAP)	$10,502	$8,149	$32,769	$34,685

Reconciliation of GAAP Net Income Available to Common Stockholders to Non-GAAP Adjusted Net Income and GAAP Earnings per Share to Non-GAAP Adjusted Earnings per Share

(Unaudited, in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Net Income (Loss) attributable to common stockholders (GAAP)	$2,260	$(14,197)	$(11,393)	$(30,397)
Adjustments to Net Income (Loss):
Amortization of intangibles	1,794	1,818	6,995	7,272
Deemed dividends on preferred stock	911	12,491	3,645	18,011
Amort. of preferred stock beneficial conversion feature	1,780	(4,517)	6,901	6,663
Facility moving expenses and other adjustments	-	-	620	-
Loss on sale of business	-	-	1,058	-
Amortization of costs and fees upon debt termination	-	3,948	-	3,948
Income tax benefit	(3,012)	-	(3,012)	-
Impairment charges	-	3,464	-	3,464
Non-cash, stock-based compensation	629	1,415	6,441	5,438
Adjusted net income (non-GAAP)	$4,362	$4,422	$11,255	$14,399

Net loss per common share (GAAP)
Diluted EPS	$0.03	$(0.18)	$(0.14)	$(0.39)
Adjustments to diluted loss per share:
Amortization of intangibles	0.02	0.02	0.08	0.08
Deemed dividends/PIK dividends on preferred stock	0.01	0.13	0.04	0.19
Amort. of preferred stock beneficial conversion feature	0.02	(0.05)	0.08	0.07
Facility moving expenses	-	-	0.01	-
Loss on sale of business	-	-	0.01	-
Amortization of costs and fees upon debt termination	-	0.04	-	0.04
Income tax benefit	(0.03)	-	(0.03)	-
Impairment charges	-	0.04	-	0.04
Non-cash, stock-based compensation expenses	0.01	0.01	0.07	0.06
Rounding and impact of including preferred shares and stock options in Adj. Diluted Shares in net loss periods(3)	(0.01)	0.04	0.01	0.06
Adjusted Diluted EPS (non-GAAP)	$0.05	$0.05	$0.13	$0.15

Weighted average shares used in computation of adjusted diluted earnings per share:
Diluted Common Shares (GAAP)	88,611	78,490	79,426	77,542
Options, warrants and restricted stock not included in GAAP Diluted Shares (using treasury stock method)	-	2,058	1,579	1,717
Weighted Avg. Preferred Shares (as converted)	-	13,878	6,600	14,468
Adjusted Diluted Shares outstanding (non-GAAP)	88,611	94,426	87,605	93,727

(3)

This adjustment is for rounding and in those periods in which there is a net loss attributable to common shareholders, will also compensate for the effects of including the Series A Preferred Shares on an as-converted basis and the treasury stock impact of outstanding stock options in the Adjusted Diluted Shares outstanding, which are not otherwise included in GAAP Diluted Shares outstanding.

Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures

2018 net income available to common stockholders calculated in accordance with GAAP will be impacted by certain non-cash charges, including: (i) expenses related to variable stock-based compensation, (ii) approximately $5.7 million of expense related to the amortization of customer lists and other intangibles from the Clarient acquisition, (iii) approximately $4.0 million of deemed preferred stock dividends, and (iv) approximately $8.1 million for the amortization of the beneficial conversion feature related to the preferred stock issued in connection with the Clarient acquisition. These non-cash charges have been included in GAAP net income (loss) available to common shareholders and GAAP net income (loss) per share; however, they have been removed from Adjusted Net Income and Adjusted Diluted Net Income per Share.

The following table reconciles our 2018 outlook for Net Income, EBITDA and EPS to the corresponding non-GAAP measures of Adjusted Net Income, Adjusted EBITDA and Adjusted Diluted EPS:

	For the Year Ended December 31, 2018
	Low Range	High Range
Net (Loss) attributable to common stockholders (GAAP)	$(10,900)	$(6,900)
Amortization of intangibles	5,700	5,700
Non-cash, stock-based compensation	7,000	7,000
Preferred stock dividends and amortization of BCF	12,100	12,100
Adjusted Net Income (non-GAAP)	$13,900	$17,900
Interest and taxes	7,600	7,600
Depreciation	17,500	17,500
Adjusted EBITDA (Non-GAAP)	$39,000	$43,000

Net loss per common share (GAAP)
Diluted EPS	$(0.13)	$(0.08)
Adjustments to diluted loss per share:
Amortization of intangibles	0.07	0.07
Non-cash, stock-based compensation expenses (4)	0.09	0.09
Preferred stock dividends and amortization of BCF	0.15	0.15
Impact of including preferred shares and stock options/warrants in Adj. Diluted Shares (3)	(0.02)	(0.02)
Adjusted Diluted EPS (non-GAAP)	$0.15	$0.20

Assumed shares outstanding in 2018
Diluted shares outstanding	81,500	81,500
Options not included in diluted shares	2,700	2,700
Series A Preferred Stock outstanding	7,000	7,000
Adjusted diluted shares outstanding (Non-GAAP)	$91,200	$91,200

(4)	Forecasts of non-cash, stock-based compensation expense assume consistency in the Company’s stock price in 2018 and no further stock-based awards requiring variable accounting.

Supplemental Information on

Pharma Revenue, Cost of Revenue and Gross Margin

For the Three Months Ended December 31,	For the Year Ended December 31,
Pharma Operation:	2017	2016	% Change	2017	2016	% Change
Pharma revenue	8,713	5,149	69.2%	26,863	22,068	21.7%
Cost of revenue	4,730	3,183	48.6%	16,510	13,267	24.4%
Gross margin	3,982	1,967	102.4%	10,353	8,801	17.6%

Supplemental Information on

Clinical Genetic(1) Requisitions Received, Tests Performed, Revenue and Cost of Revenue

(Unaudited, in thousands, except test & requisition data and per test & per requisition data)

	For the Three Months Ended December 31,			For the Year Ended December 31,
Clinical Genetic Operation:	2017	2016	% Change	2017	2016	% Change
Requisitions received (cases)	102,714	91,304	12.5%	394,520	361,220	9.2%
Number of tests performed	174,918	147,317	18.7%	657,394	563,132	16.7%
Average number of tests/requisition	1.70	1.61	5.5%	1.67	1.56	6.9%

Total clinical genetic testing revenue	$59,079	$53,823	9.8%	$228,078	$214,708	6.2%
Average revenue/requisition	$575	$589	(2.4%)	$578	$594	(2.7%)
Average revenue/test	$338	$365	(7.6%)	$347	$381	(9.0%)

Cost of revenue	$29,930	$28,275	5.9%	$117,839	$113,373	3.9%
Average cost/requisition	$291	$310	(5.9%)	$299	$314	(5.2%)
Average cost/test	$171	$192	(10.9%)	$179	$201	(11.3%)

Supplemental Information on

PathLogic Requisitions Received, Tests Performed, Revenue and Cost of Revenue(5)

(Unaudited, in thousands, except requisition data and revenue & cost per requisition)

	For the Year Ended December 31,
PathLogic Operations:	2017	2016	% Change
Requisitions received (cases)	31,107	56,165	(44.6%)

Total testing revenue	$3,669	$7,307	(49.8%)
Average revenue/requisition	$118	$130	(9.3%)

Cost of revenue	$3,946	$6,064	(44.1%)
Average cost/requisition	$127	$126	0.9%

(5)	NeoGenomics divested PathLogic on August 1, 2017. Therefore, the above results do not reflect a full year of operations in 2017 and year-over-year comparisons may not be meaningful.